PRESS RELEASE

SEACOR HOLDINGS ANNOUNCES RESULTS FOR ITS
YEAR AND FOURTH QUARTER ENDED DECEMBER 31, 2014

Fort Lauderdale, Florida
February 26, 2015

FOR IMMEDIATE RELEASE - SEACOR Holdings Inc. (NYSE:CKH) (the "Company") today announced its results for its fourth quarter ended December 31, 2014.
For the quarter ended December 31, 2014, net income attributable to SEACOR Holdings Inc. was $40.1 million, or $1.85 per diluted share. For the year ended December 31, 2014, net income attributable to SEACOR Holdings Inc. was $100.1 million, or $4.71 per diluted share.
For the preceding quarter ended September 30, 2014, net income attributable to SEACOR Holdings Inc. was $27.5 million, or $1.28 per diluted share. A comparison of results for the quarter ended December 31, 2014 with the preceding quarter ended September 30, 2014 is included in the "Highlights for the Quarter" discussion below.
For the quarter ended December 31, 2013, net income attributable to SEACOR Holdings Inc. was $8.4 million, or $0.41 per diluted share. For the year ended December 31, 2013, income from continuing operations attributable to SEACOR Holdings Inc. was $47.2 million, or $2.32 per diluted share.
Highlights for the Quarter
Offshore Marine Services - Operating income was $22.2 million on operating revenues of $127.5 million in the fourth quarter compared with operating income of $16.9 million on operating revenues of $135.2 million in the preceding quarter. This release includes a table presenting time charter operating data by vessel class.
During the fourth quarter, the Company sold and leased back two offshore support vessels and sold other equipment for net proceeds of $63.2 million and gains of $9.5 million, of which $0.1 million was recognized currently and $9.4 million was deferred. In addition, the Company recognized previously deferred gains of $12.0 million. During the preceding quarter, the Company sold three offshore support vessels and other equipment for net proceeds of $53.4 million and gains of $16.6 million, of which $3.2 million was recognized currently and $13.4 million was deferred.
Offshore market conditions deteriorated during the fourth quarter and have continued to deteriorate through the date hereof. Day rates and utilization of the Company's offshore support vessel fleet have been subjected to downward pressure as offshore drilling and associated activity has declined in response to lower oil prices and as newly built offshore support vessels have been delivered to the industry-wide fleet. In response, the Company has returned seven leased vessels to their owners during the third and fourth quarters.
In the U.S. Gulf of Mexico, operating income excluding gains on asset dispositions was $3.0 million lower in the fourth quarter. Time charter revenues were $9.6 million lower for all vessel classes primarily due to weak market conditions, the repositioning of four vessels to other geographic regions during the preceding quarter, the return of five leased vessels to their owners during the fourth quarter and the seasonal downturn for the liftboat fleet. Costs and expenses were $6.7 million lower primarily due to the reduced fleet size in the region and lower drydocking costs. Fleet utilization was 62.3% compared with 68.9% in the preceding quarter, and average day rates increased from $20,192 per day to $20,313 per day. As of December 31, 2014, the Company had one vessel cold-stacked in the U.S Gulf of Mexico compared with two vessels as of September 30, 2014.

In international regions, operating income excluding gains on asset dispositions was $0.5 million lower in the fourth quarter. Higher drydocking costs were partially offset by an increase in operating results for two vessels repositioned from the U.S. Gulf of Mexico during the preceding quarter. Operating results in the fourth quarter were supported by positive contract coverage offsetting weak market conditions. Excluding windfarm utility vessels, fleet utilization was 82.2% compared with 81.8% in the preceding quarter, and average day rates decreased from $13,463 per day to $13,350 per day.
Inland River Services - Operating income was $23.7 million on operating revenues of $79.3 million in the fourth quarter compared with operating income of $31.1 million on operating revenues of $59.9 million in the preceding quarter.
During the preceding quarter, the Company sold 60 barges and three inland river towboats for net proceeds of $44.5 million and gains of $25.6 million. In addition, the Company recognized previously deferred gains of $0.8 million.
Operating income excluding gains on asset dispositions was $17.6 million higher in the fourth quarter for the dry-cargo barge pools primarily due to higher activity levels as a result of the seasonal harvest, high rates and ideal river operating conditions that allowed for high utilization and was $1.2 million higher in the fourth quarter for the 10,000 barrel liquid tank barge operations primarily due to U.S. Coast Guard inspections and the related repair expenditures in the preceding quarter.
Foreign currency losses, net of $3.0 million in the fourth quarter were primarily due to the strengthening of the U.S. dollar versus the Colombian peso.
Equity in earnings of 50% or less owned companies during the fourth quarter was primarily due to the receipt of a termination payment following a customer's cancellation of four long-term time charter contracts in the Company's joint venture operating on the Parana-Paraguay River Waterway.
Shipping Services - Operating income was $14.1 million on operating revenues of $56.7 million in the fourth quarter compared with operating income of $10.0 million on operating revenues of $51.7 million in the preceding quarter.
Operating revenues were $5.0 million higher in the fourth quarter primarily due to higher charter rates for two of the Company's U.S.-flag product tankers, higher port traffic, the placement of an additional tug on bareboat charter and higher short-sea cargo shipping demand.
Illinois Corn Processing - Segment profit was $9.5 million on operating revenues of $51.0 million in the fourth quarter compared with $5.2 million on operating revenues of $53.8 million in the preceding quarter. During the preceding quarter, operating expenses were higher as a result of a temporary unplanned plant shutdown.
Other - Segment loss was $6.3 million in the fourth quarter compared with segment profit of $0.5 million in the preceding quarter. The segment loss in the fourth quarter was primarily due to the impairment of one of the Company's 50% or less owned companies, restructuring costs and reduced activity levels for emergency and crisis services, and costs incurred to develop new service products.
Corporate and Eliminations - Administrative and general expenses were $5.5 million lower in the fourth quarter primarily due to separation payments and the acceleration of share awards following the retirement of certain executives in the preceding quarter.
Marketable Securities - Marketable security gains, net of $13.3 million in the fourth quarter are primarily due to unrealized gains on long marketable security positions.
Share Repurchases - During the quarter ended December 31, 2014, the Company purchased 948,620 shares of its common stock for an aggregate purchase price of $70.2 million.

Capital Commitments - As of December 31, 2014, the Company's unfunded capital commitments were $490.7 million and included: $184.4 million for 18 offshore support vessels; $1.6 million for two inland river 30,000 barrel liquid tank barges; $3.2 million for four inland river towboats; $230.1 million for three U.S.-flag product tankers; $56.3 million for one U.S.-flag articulated tug-barge; and $15.1 million for other equipment and improvements. These commitments are payable as follows: $247.3 million is payable during 2015; $204.0 million is payable during 2016; $34.0 million is payable during 2017; and $5.4 million is payable during 2018. This release includes a table detailing expected delivery by vessel class. Subsequent to December 31, 2014, the Company committed to purchase eight inland river 10,000 barrel liquid tank barges and other equipment for $15.1 million.
Liquidity and Debt - As of December 31, 2014, the Company’s balances of cash, cash equivalents, restricted cash, marketable securities, construction reserve funds and Title XI reserve funds totaled $786.6 million and its total outstanding long-term debt was $882.9 million.
* * * * *
SEACOR and its subsidiaries are in the business of owning, operating, investing in and marketing equipment, primarily in the offshore oil and gas, shipping and logistics industries. SEACOR offers customers a diversified suite of services and equipment, including offshore marine, inland river storage and handling, distribution of petroleum, chemical and agricultural commodities, and shipping. SEACOR is dedicated to building innovative, modern, “next generation,” efficient marine equipment while providing highly responsive service with the highest safety standards and dedicated professional employees. SEACOR is publicly traded on the New York Stock Exchange (NYSE) under the symbol CKH.

Certain statements discussed in this release as well as in other reports, materials and oral statements that the Company releases from time to time to the public constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, including decreased demand and loss of revenues as a result of a decline in the price of oil and an oversupply of newly built offshore support vessels, additional safety and certification requirements for drilling activities in the U.S. Gulf of Mexico and delayed approval of applications for such activities, the possibility of U.S. government implemented moratoriums directing operators to cease certain drilling activities in the U.S. Gulf of Mexico and any extension of such moratoriums (the “Moratoriums”), weakening demand for the Company’s services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters or failures to finalize commitments to charter vessels in response to a decline in the price of oil, an oversupply of newly built offshore support vessels and Moratoriums, increased government legislation and regulation of the Company’s businesses could increase cost of operations, increased competition if the Jones Act is repealed, liability, legal fees and costs in connection with the provision of emergency response services, including the Company’s involvement in response to the oil spill as a result of the sinking of the Deepwater Horizon in April 2010, decreased demand for the Company’s services as a result of declines in the global economy, declines in valuations in the global financial markets and a lack of liquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations, the cyclical nature of the oil and gas industry, activity in foreign countries and changes in foreign political, military and economic conditions, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements related to Offshore Marine Services and Shipping Services, decreased demand for Shipping Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations and economic sanctions, the dependence of Offshore Marine Services, Inland River Services, Shipping Services and Illinois Corn Processing on several customers, consolidation of the Company's customer base, the ongoing need to replace aging vessels, industry fleet capacity, restrictions imposed by the Shipping Acts on the amount of foreign ownership of the Company's Common Stock, operational risks of Offshore Marine Services, Inland River Services and Shipping Services, effects of adverse weather conditions and seasonality, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors on Inland River Services' operations, the effect of the spread between the input costs of corn and natural gas compared with the price of alcohol and distillers grains on Illinois Corn Processing's operations, adequacy of insurance coverage, the potential for a material weakness in the Company's internal controls over financial reporting and the Company's ability to remediate such potential material weakness, the attraction and retention of qualified personnel by the Company, and various other matters and factors, many of which are beyond the Company's control as well as those discussed in Item 1A (Risk Factors) of the Company's Annual report on Form 10-K. In addition, these statements constitute the Company's cautionary statements under the Private Securities Litigation Reform Act of 1995. It should be understood that it is not possible to predict or identify all such factors. Consequently, the preceding should not be considered to be a complete discussion of all potential risks or uncertainties. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures the Company makes on related subjects in its filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any).

For additional information, contact Molly Hottinger at (954) 627-5278 or visit SEACOR’s website at www.seacorholdings.com.

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands, except share data, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Operating Revenues	$342,217	$327,861	$1,319,394	$1,247,272
Costs and Expenses:
Operating	220,814	228,305	909,372	908,871
Administrative and general	45,520	39,522	164,938	141,348
Depreciation and amortization	31,603	33,684	131,819	134,518
	297,937	301,511	1,206,129	1,184,737
Gains on Asset Dispositions and Impairments, Net	13,136	3,957	51,978	37,507
Operating Income	57,416	30,307	165,243	100,042
Other Income (Expense):
Interest income	5,126	4,802	19,662	15,467
Interest expense	(10,647)	(11,310)	(43,632)	(42,592)
Marketable security gains (losses), net	13,266	(3,600)	28,760	5,803
Derivative losses, net	(1,221)	(5,088)	(3,902)	(8,323)
Foreign currency losses, net	(4,797)	(654)	(6,335)	(3,351)
Other, net	(3,230)	(89)	3,439	586
	(1,503)	(15,939)	(2,008)	(32,410)
Income from Continuing Operations Before Income Tax Expense and Equity in Earnings of 50% or Less Owned Companies	55,913	14,368	163,235	67,632
Income Tax Expense	20,212	5,441	55,197	26,747
Income from Continuing Operations Before Equity in Earnings of 50% or Less Owned Companies	35,701	8,927	108,038	40,885
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	13,628	193	16,309	7,264
Income from Continuing Operations	49,329	9,120	124,347	48,149
Loss from Discontinued Operations, Net of Tax	—	—	—	(10,325)
Net Income	49,329	9,120	124,347	37,824
Net Income attributable to Noncontrolling Interests in Subsidiaries	9,236	724	24,215	854
Net Income attributable to SEACOR Holdings Inc.	$40,093	$8,396	$100,132	$36,970

Net Income (Loss) attributable to SEACOR Holdings Inc.:
Continuing operations	$40,093	$8,396	$100,132	$47,195
Discontinued operations	—	—	—	(10,225)
	$40,093	$8,396	$100,132	$36,970
Basic Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$2.22	$0.42	$5.18	$2.37
Discontinued operations	—	—	—	(0.51)
	$2.22	$0.42	$5.18	$1.86
Diluted Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$1.85	$0.41	$4.71	$2.32
Discontinued operations	—	—	—	(0.50)
	$1.85	$0.41	$4.71	$1.82
Weighted Average Common Shares Outstanding:
Basic	18,074,129	20,042,846	19,336,280	19,893,954
Diluted	24,502,723	20,530,165	25,765,325	20,293,287

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data, unaudited)

	Three Months Ended
	Dec. 31, 2014	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013
Operating Revenues	$342,217	$338,936	$328,224	$310,017	$327,861
Costs and Expenses:
Operating	220,814	237,676	231,906	218,976	228,305
Administrative and general	45,520	46,655	34,686	38,077	39,522
Depreciation and amortization	31,603	33,604	33,220	33,392	33,684
	297,937	317,935	299,812	290,445	301,511
Gains on Asset Dispositions and Impairments, Net	13,136	29,869	4,295	4,678	3,957
Operating Income	57,416	50,870	32,707	24,250	30,307
Other Income (Expense):
Interest income	5,126	4,463	6,030	4,043	4,802
Interest expense	(10,647)	(11,124)	(10,458)	(11,403)	(11,310)
Marketable security gains (losses), net	13,266	9,693	731	5,070	(3,600)
Derivative gains (losses), net	(1,221)	(2,538)	94	(237)	(5,088)
Foreign currency gains (losses), net	(4,797)	(3,059)	1,720	(199)	(654)
Other, net	(3,230)	111	10,213	(3,655)	(89)
	(1,503)	(2,454)	8,330	(6,381)	(15,939)
Income Before Income Tax Expense and Equity In Earnings (Losses) of 50% or Less Owned Companies	55,913	48,416	41,037	17,869	14,368
Income Tax Expense	20,212	15,610	13,000	6,375	5,441
Income Before Equity in Earnings (Losses) of 50% or Less Owned Companies	35,701	32,806	28,037	11,494	8,927
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	13,628	972	(512)	2,221	193
Net Income	49,329	33,778	27,525	13,715	9,120
Net Income attributable to Noncontrolling Interests in Subsidiaries	9,236	6,315	6,458	2,206	724
Net Income attributable to SEACOR Holdings Inc.	$40,093	$27,463	$21,067	$11,509	$8,396

Basic Earnings Per Common Share of SEACOR Holdings Inc.	$2.22	$1.43	$1.05	$0.57	$0.42

Diluted Earnings Per Common Share of SEACOR Holdings Inc.	$1.85	$1.28	$0.98	$0.56	$0.41

Weighted Average Common Shares of Outstanding:
Basic	18,074	19,196	19,989	20,109	20,043
Diluted	24,503	25,628	24,584	20,546	20,530
Common Shares Outstanding at Period End	18,140	19,044	20,144	20,597	20,382

SEACOR HOLDINGS INC. SEGMENT INFORMATION (in thousands, unaudited)

	Three Months Ended
	Dec. 31, 2014	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013
Offshore Marine Services
Operating Revenues	$127,518	$135,178	$138,247	$129,001	$148,371
Costs and Expenses:
Operating	86,558	90,736	93,755	94,043	99,320
Administrative and general	15,253	14,514	13,426	15,160	17,085
Depreciation and amortization	15,594	16,269	16,448	16,304	16,207
	117,405	121,519	123,629	125,507	132,612
Gains on Asset Dispositions	12,062	3,219	3,526	7,738	3,087
Operating Income	22,175	16,878	18,144	11,232	18,846
Other Income (Expense):
Derivative losses, net	(7)	(33)	(70)	(61)	(274)
Foreign currency gains (losses), net	(934)	(1,870)	1,322	107	(49)
Other, net	(68)	—	14,739	—	(8)
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	3,054	2,529	2,244	2,641	2,988
Segment Profit(1)	$24,220	$17,504	$36,379	$13,919	$21,503

OIBDA(2)	$37,769	$33,147	$34,592	$27,536	$35,053
Drydocking expenditures (included in operating costs and expenses)	$9,052	$7,606	$10,887	$11,080	$11,899
Out-of-service days for drydockings	326	357	575	635	668

Inland River Services
Operating Revenues	$79,252	$59,932	$56,007	$57,959	$65,437
Costs and Expenses:
Operating	46,250	43,947	45,047	39,674	42,472
Administrative and general	4,245	3,520	3,835	4,337	4,034
Depreciation and amortization	6,660	7,841	7,564	7,370	7,430
	57,155	55,308	56,446	51,381	53,936
Gains on Asset Dispositions	1,565	26,429	810	853	779
Operating Income	23,662	31,053	371	7,431	12,280
Other Income (Expense):
Foreign currency gains (losses), net	(3,032)	(450)	474	(327)	(160)
Other, net	—	—	—	(38)	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	10,515	(95)	(3,335)	(412)	(5,320)
Segment Profit (Loss)(1)	$31,145	$30,508	$(2,490)	$6,654	$6,800

OIBDA(2)	$30,322	$38,894	$7,935	$14,801	$19,710

SEACOR HOLDINGS INC. SEGMENT INFORMATION (continued) (in thousands, unaudited)

	Three Months Ended
	Dec. 31, 2014	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013
Shipping Services
Operating Revenues	$56,681	$51,659	$53,575	$52,401	$51,405
Costs and Expenses:
Operating	28,688	29,068	28,018	26,997	32,900
Administrative and general	7,318	5,883	5,421	5,896	5,639
Depreciation and amortization	6,821	6,730	7,115	7,754	7,754
	42,827	41,681	40,554	40,647	46,293
Gains (Losses) on Asset Dispositions	202	(2)	(41)	—	91
Operating Income	14,056	9,976	12,980	11,754	5,203
Other Income (Expense):
Foreign currency gains (losses), net	(4)	(27)	1	(10)	(5)
Other, net	22	123	158	(3,933)	18
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(790)	(2,188)	1,564	753	376
Segment Profit(1)	$13,284	$7,884	$14,703	$8,564	$5,592

OIBDA(2)	$20,877	$16,706	$20,095	$19,508	$12,957
Drydocking expenditures for U.S.-flag product tankers (included in operating costs and expenses)	$—	$—	$—	$42	$5,504
Out-of-service days for drydockings of U.S.-flag product tankers	—	—	—	—	26

Illinois Corn Processing
Operating Revenues	$51,026	$53,813	$72,798	$58,656	$46,875
Costs and Expenses:
Operating	39,685	44,461	56,429	47,274	38,812
Administrative and general	609	463	594	511	465
Depreciation and amortization	1,064	1,055	1,010	990	1,330
	41,358	45,979	58,033	48,775	40,607
Operating Income	9,668	7,834	14,765	9,881	6,268
Other Income (Expense):
Derivative gains (losses), net	(302)	(2,674)	(1,519)	718	(3,719)
Other, net	167	—	300	193	—
Segment Profit(1)	$9,533	$5,160	$13,546	$10,792	$2,549

SEACOR HOLDINGS INC. SEGMENT INFORMATION (continued) (in thousands, unaudited)

	Three Months Ended
	Dec. 31, 2014	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013
Other
Operating Revenues	$29,283	$39,024	$8,437	$12,992	$16,675
Costs and Expenses:
Operating	21,145	30,099	9,464	11,936	15,665
Administrative and general	9,948	8,629	3,449	3,111	1,888
Depreciation and amortization	513	649	82	85	91
	31,606	39,377	12,995	15,132	17,644
Losses on Asset Dispositions and Impairments, Net	(668)	—	—	(409)	—
Operating Loss	(2,991)	(353)	(4,558)	(2,549)	(969)
Other Income (Expense):
Derivative gains (losses), net	(702)	205	1,500	(733)	198
Foreign currency gains (losses), net	(96)	(121)	53	9	(21)
Other, net	(3,357)	42	(5,013)	175	(39)
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	849	726	(985)	(761)	2,149
Segment Profit (Loss)(1)	$(6,297)	$499	$(9,003)	$(3,859)	$1,318

Corporate and Eliminations
Operating Revenues	$(1,543)	$(670)	$(840)	$(992)	$(902)
Costs and Expenses:
Operating	(1,512)	(635)	(807)	(948)	(864)
Administrative and general	8,147	13,646	7,961	9,062	10,411
Depreciation and amortization	951	1,060	1,001	889	872
	7,586	14,071	8,155	9,003	10,419
Gains (Losses) on Asset Dispositions and Impairments, Net	(25)	223	—	(3,504)	—
Operating Loss	$(9,154)	$(14,518)	$(8,995)	$(13,499)	$(11,321)
Other Income (Expense):
Derivative gains (losses), net	$(210)	$(36)	$183	$(161)	$(1,293)
Foreign currency gains (losses), net	(731)	(591)	(130)	22	(419)
Other, net	6	(54)	29	(52)	(60)
______________________

(1)	Includes amounts attributable to both SEACOR and noncontrolling interests.

(2)
Non-GAAP Financial Measure. The Company, from time to time, discloses and discusses OIBDA, a non-GAAP financial measure, for certain of its operating segments in its public releases and other filings with the Securities and Exchange Commission.  The Company defines OIBDA as operating income (loss) for the applicable segment plus depreciation and amortization. The Company's measure of OIBDA may not be comparable to similarly titled measures presented by other companies. Other companies may calculate OIBDA differently than the Company, which may limit its usefulness as a comparative measure. In addition, this measurement does not necessarily represent funds available for discretionary use and is not a measure of its ability to fund its cash needs. OIBDA is a financial metric used by management (i) as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; (ii) as a criteria for annual incentive bonuses paid to the Company officers and other shore-based employees; and (iii) to compare to the OIBDA of other companies when evaluating potential acquisitions.

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, unaudited)

	Dec. 31, 2014	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$434,183	$449,632	$453,415	$374,790	$527,435
Restricted cash	16,435	13,656	14,346	14,490	12,175
Marketable securities	58,004	43,286	33,275	29,522	24,292
Receivables:
Trade, net of allowance for doubtful accounts	225,242	215,191	198,768	203,785	215,768
Other	67,745	57,621	50,571	41,292	48,181
Inventories	22,783	20,896	20,207	24,962	27,615
Deferred income taxes	—	116	116	116	116
Prepaid expenses and other	9,011	11,431	12,837	8,292	6,701
Total current assets	833,403	811,829	783,535	697,249	862,283
Property and Equipment:
Historical cost	2,086,957	2,166,509	2,216,627	2,224,212	2,199,183
Accumulated depreciation	(902,284)	(889,993)	(888,442)	(894,511)	(866,330)
	1,184,673	1,276,516	1,328,185	1,329,701	1,332,853
Construction in progress	318,000	284,362	297,523	325,529	143,482
Net property and equipment	1,502,673	1,560,878	1,625,708	1,655,230	1,476,335
Investments, at Equity, and Advances to 50% or Less Owned Companies	484,157	444,826	484,164	456,446	440,853
Construction Reserve Funds & Title XI Reserve Funds	278,022	321,278	324,856	264,339	261,739
Goodwill	62,759	62,904	18,012	17,963	17,985
Intangible Assets, Net	32,727	34,306	10,754	11,567	12,423
Other Assets	51,292	55,049	48,964	42,241	44,615
	$3,245,033	$3,291,070	$3,295,993	$3,145,035	$3,116,233

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$48,499	$50,785	$43,557	$49,171	$45,323
Accounts payable and accrued expenses	103,760	90,704	87,235	83,296	85,477
Other current liabilities	119,694	139,999	119,501	132,190	123,619
Total current liabilities	271,953	281,488	250,293	264,657	254,419
Long-Term Debt	834,383	831,163	830,303	830,887	834,118
Deferred Income Taxes	432,546	459,039	456,403	456,883	457,827
Deferred Gains and Other Liabilities	188,664	185,950	175,229	145,483	144,441
Total liabilities	1,727,546	1,757,640	1,712,228	1,697,910	1,690,805
Equity:
SEACOR Holdings Inc. stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	375	375	375	374	372
Additional paid-in capital	1,490,698	1,485,342	1,479,942	1,401,294	1,394,621
Retained earnings	1,195,402	1,155,309	1,127,846	1,106,779	1,095,270
Shares held in treasury, at cost	(1,283,476)	(1,213,267)	(1,126,322)	(1,087,101)	(1,088,219)
Accumulated other comprehensive income (loss), net of tax	(3,505)	(1,891)	225	(929)	(1,192)
	1,399,494	1,425,868	1,482,066	1,420,417	1,400,852
Noncontrolling interests in subsidiaries	117,993	107,562	101,699	26,708	24,576
Total equity	1,517,487	1,533,430	1,583,765	1,447,125	1,425,428
	$3,245,033	$3,291,070	$3,295,993	$3,145,035	$3,116,233

SEACOR HOLDINGS INC. FLEET COUNTS (unaudited)

	Dec. 31, 2014	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013
Offshore Marine Services
Anchor handling towing supply	18	18	18	18	18
Fast support	35	38	38	39	42
Mini-supply	7	7	7	8	8
Standby safety	25	25	25	25	25
Supply	25	27	27	26	27
Towing supply	3	3	3	3	3
Specialty	9	9	9	9	12
Liftboats	15	15	15	15	15
Wind farm utility	36	35	35	34	34
	173	177	177	177	184

Inland River Services
Dry-cargo barges	1,455	1,456	1,463	1,415	1,405
Liquid tank barges:
10,000 barrel	49	45	45	45	45
30,000 barrel	29	29	29	29	29
Deck barges	20	20	20	20	20
Towboats:
4,000 hp - 6,250 hp	17	16	16	17	17
3,300 hp - 3,900 hp	—	1	1	1	1
Less than 3,200 hp	14	15	15	14	14
Dry-cargo vessel	—	—	—	—	1
	1,584	1,582	1,589	1,541	1,532

Shipping Services (1)
Petroleum and Gas Transportation:
Product tankers - U.S.-flag	7	7	7	7	7
Very large gas carriers - foreign-flag	5	5	3	3	3
Harbor Towing and Bunkering:
Harbor tugs - U.S.-flag	24	24	24	24	24
Harbor tugs - Foreign-flag	4	4	4	4	4
Offshore tugs - Foreign-flag	1	—	—	—	—
Ocean liquid tank barges - U.S.-flag	5	5	5	5	5
Liner and Short-sea Transportation:
RORO/deck barges - U.S.-flag	7	7	7	7	7
Short-sea container/RORO - Foreign-flag	7	8	7	8	8
Other:
Dry-bulk articulated tug-barge - U.S.-flag	1	1	1	1	1
	61	61	58	59	59
______________________

(1)	For each of the periods presented, the Company provided technical management services for two additional vessels.

SEACOR HOLDINGS INC. EXPECTED FLEET DELIVERIES (unaudited)

	2015				2016				2017				2018
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Total
Offshore Marine Services
Fast support	1	1	—	1	2	—	1	2	—	—	—	—	—	8
Supply(1)	1	—	—	1	—	1	—	—	1	—	—	—	1	5
Liftboats(2)	—	—	—	—	—	2	—	—	—	—	—	—	—	2
Wind farm utility	1	2	—	—	—	—	—	—	—	—	—	—	—	3

Inland River Services
Liquid tank barges - 30,000 barrel	1	1	—	—	—	—	—	—	—	—	—	—	—	2
Towboats	2	2	—	—	—	—	—	—	—	—	—	—	—	4

Shipping Services
Product tankers - U.S.-flag	—	—	—	—	—	1	—	1	1	—	—	—	—	3
Articulated tug-barge - U.S.-flag	—	—	—	—	1	—	—	—	—	—	—	—	—	1
______________________

(1)	The vessel scheduled to be delivered in the first quarter of 2015 is to be sold to SEACOR OSV Partners I LP, a 50% or less owned company, upon delivery.

(2)	To be delivered to a 50% or less owned company.

SEACOR HOLDINGS INC. OFFSHORE MARINE SERVICES TIME CHARTER OPERATING DATA (unaudited)

	Three Months Ended
	Dec. 31, 2014	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013
Rates Per Day Worked:
Anchor handling towing supply	$26,544	$26,175	$25,796	$24,841	$26,773
Fast support	9,620	9,542	9,222	8,664	8,627
Mini-supply	6,355	6,550	6,627	7,148	7,805
Standby safety	10,556	11,091	10,932	10,679	10,584
Supply	18,712	18,355	16,948	17,156	16,906
Towing supply	7,918	9,223	9,339	10,128	8,744
Specialty	32,027	38,716	26,860	19,200	31,856
Liftboats	23,038	23,933	23,017	22,219	26,072
Overall Average Rates Per Day Worked (excluding wind farm utility)	15,520	15,863	15,470	14,324	15,355
Wind farm utility	2,732	2,688	2,553	2,423	2,427
Overall Average Rates Per Day Worked	11,874	12,239	12,259	11,659	12,279

Utilization:
Anchor handling towing supply	85%	76%	83%	77%	74%
Fast support	73%	71%	75%	81%	84%
Mini-supply	94%	100%	81%	92%	94%
Standby safety	84%	89%	88%	88%	88%
Supply	74%	75%	82%	86%	82%
Towing supply	62%	70%	74%	92%	84%
Specialty	48%	54%	52%	47%	81%
Liftboats	55%	66%	80%	60%	73%
Overall Fleet Utilization (excluding wind farm utility)	75%	77%	80%	80%	82%
Wind farm utility	93%	97%	91%	81%	90%
Overall Fleet Utilization	79%	81%	83%	80%	84%

Available Days:
Anchor handling towing supply	1,380	1,541	1,547	1,530	1,564
Fast support	2,420	2,488	2,533	2,605	2,740
Mini-supply	368	413	479	540	552
Standby safety	2,208	2,208	2,184	2,160	2,208
Supply	1,169	1,298	1,407	1,530	1,564
Towing supply	184	184	182	180	184
Specialty	276	276	273	270	276
Liftboats	1,380	1,380	1,365	1,350	1,380
Overall Fleet Available Days (excluding wind farm utility)	9,385	9,788	9,970	10,165	10,468
Wind farm utility	3,022	2,944	2,912	2,863	2,959
Overall Fleet Available Days	12,407	12,732	12,882	13,028	13,427